UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SAIC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3562868
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-128022

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Series A-1, Series A-2, Series A-3 and Series A-4 Preferred Stock

Class A Preferred Stock, par value $0.0001

(Title of Class)

On October 16, 2006 Science Applications International Corporation (“Old SAIC’), completed a merger (the “Merger”) whereby Old SAIC became a wholly-owned subsidiary of SAIC, Inc. (“New SAIC” or the “Registrant”). To effectuate the Merger, Merger Sub, Inc., a wholly-owned subsidiary of New SAIC, merged with and into Old SAIC, at which time Old SAIC’s outstanding shares of Class A Common Stock and Class B Common Stock were converted into the right to receive shares of Class A Preferred Stock of New SAIC, divided into four series, Series A-1, A-2, A-3 and A-4. Prior to the Merger, Old SAIC Class A Common Stock and Class B Common Stock were registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Pursuant to Rule 12g-3 under the Exchange Act, New SAIC Class A Preferred Stock is deemed to be registered pursuant to Section 12(g) of the Exchange Act because New SAIC is the successor issuer of Old SAIC.

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Class A Preferred Stock, par value $0.0001 per share (Series A-1, Series A-2, Series A-3 and Series A-4 Preferred Stock shall hereinafter collectively be referred to as the “Class A Preferred Stock”), of the Registrant is incorporated herein by reference to the section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-128021), filed with the Securities and Exchange Commission on September 1, 2005, as amended (the “Registration Statement”). The description of the Class A Preferred Stock of Registrant contained in the prospectus filed by the Registrant on October 13, 2006 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is deemed to be incorporated by reference into the Registration Statement.

Item 2.	Exhibits

The following exhibits are being filed as part of this registration statement or are incorporated by reference herein:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, as amended and restated as of July 24, 2006, by and among Science Applications International Corporation, Registrant and SAIC Merger Sub, Inc. Incorporated by reference to Exhibit 2.1 to Registrant’s Post-Effective Amendment No. 3 to Form S-4 Registration Statement (File No. 333-128022), filed on July 25, 2006.

3.1	Form of Restated Certificate of Incorporation to be in effect at the effective time of the Merger. Incorporated by reference to Exhibit 3.2 to Registrant’s Amendment No. 5 to Form S-1 Registration Statement (File No. 333-128021), filed on October 2, 2006.

3.2	Form of Restated Bylaws of Registrant. Incorporated by reference to Exhibit 3.4 to Registrant’s Post-Effective Amendment No. 1 to Form S-4 Registration Statement (File No. 333-128022), filed on May 8, 2006.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 16, 2006	SAIC, INC.

	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
Senior Vice President, General Counsel and Secretary

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